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                                                                 Exhibit 99(a)

               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)




                                                                          Additions
                                                                    ----------------------
                                                                    Charged
                                                 Balance at         to Cost       Charged                          Balance at
                                                 Beginning            and         to Other                             End
    Classification                                Of Year           Expenses      Accounts       Deductions          Of Year
    --------------                               ----------         --------      --------       ----------        ----------
Year Ended December 31, 1997:
   Reserve for Capacity
      Rationalization                               $33.7              $4.2          $ --           $18.0             $19.9
   Allowance for Doubtful
      Accounts                                        1.1                --            --              .1               1.0
   Other                                              8.3                .1            --             1.0               7.4

Year Ended December 31, 1996:
   Reserve for Capacity
      Rationalization                               $34.8              $6.6          $ --           $ 7.7             $33.7
   Allowance for Doubtful
      Accounts                                        7.7                --            --             6.6               1.1
   Other                                             12.8                .7           1.5             6.7               8.3

Year Ended December 31, 1995:
   Reserve for Capacity
      Rationalization                               $34.3              $2.7          $ --           $ 2.2             $34.8
   Allowance for Doubtful
      Accounts                                       19.5                --            .2            12.0               7.7
   Other                                             18.6               2.5           2.2            10.5              12.8


Additions charged to other accounts in 1996 and 1995 were charged to revenues.


Deductions to the reserve for capacity rationalization represent charges associated with idle expense in 1997, 1996 and 1995. Deductions to the allowance for doubtful accounts in 1996 and 1995 represent write-off of bankruptcy receivables against the reserve.



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